AMENDMENT TO THE
PROFESSIONALLY MANAGED PORTFOLIOS
TRANSFER AGENT SERVICING AGREEMENT

THIS AMENDMENT dated as of the 24h day of  February, 2009, to the Transfer Agent Servicing Agreement, dated as of June 22, 2006, as amended (the "Transfer Agent Agreement"), is entered into by and between Professionally Managed Portfolios, a Massachusetts business trust (the "Trust") on behalf of its separate series, the FundX Upgrader Fund, the FundX Stock Upgrader Fund, the FundX Aggressive Upgrader Fund, the FundX Conservative Upgrader Fund, the FundX Flexible Income Fund, the FundX ETF Upgrader Fund, the FundX ETF Aggressive Upgrader Fund and the FundX Tactical Upgrader Fund and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into a Transfer Agent Agreement; and

WHEREAS, the parties desire to amend said Transfer Agent Agreement to add the FundX Tactical Total Return Fund; and

WHEREAS, Section 12 of the Transfer Agent Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit E is hereby superseded and replaced with Amended Exhibit E attached hereto.

Except to the extent amended hereby, the Transfer Agent Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

PROFESSIONALLY MANAGED PORTFOLIOS	U.S. BANCORP FUND SERVICES, LLC

By: /s/Robert M. Slotky	By: /s/Michael R. McVoy

Name: Robert M. Slotky	Name: Michael R. McVoy

Title: President	Title: Executive Vice President

Amended Exhibit E to the
Professionally Managed Portfolios Transfer Agent Servicing Agreement
DAL Investment Management Company (February 2009)
Name of Series
Fund X Upgrader Fund                                             FundX ETF Upgrader Fund
FundX Aggressive Upgrader Fund                        FundX ETF Aggressive Upgrader Fund
FundX Conservative Upgrader Fund                      FundX Stock Upgrader Fund
FundX Flexible Income Fund                                   FundX Tactical Upgrader Fund
FundX Tactical Total Return Fund

TRANSFER AGENT SERVICES
ANNUAL FEE SCHEDULE FOR
FUNDX UPGRADER FUNDS effective 2/1/2007

Service Charges to the Fund*
Shareholder Account Fee (Subject to Minimum)
♦ No-Load  - $15.00 /account
♦ Level 3 Accounts - $13.00 /account
♦ Closed Accounts - $2.50 /account
Annual Minimum
♦ $24,000 per no-load/First Fund
♦ $15,000 per no-load/Each additional Fund
Also, charge .35 bpts on asset market value on Fund X Upgrader Fund.

Activity Charges
♦ Telephone Calls - $1.00 /call
♦ Draft Check Processing - $1.00 /draft
♦ Daily Valuation Trades - $6.75 /trade
♦ Lost Shareholder Search - $5.00 /search
♦ AML New Account Service - $1.00/new
    domestic accounts and $2.00/new foreign account
♦ ACH/EFT Shareholder Services:
$125.00 /month/fund group
$  .50 /ACH item, setup, change
$5.00 /correction, reversal
Out-of-pocket Costs - Including but not limited to:
♦ Telephone toll-free lines, call transfers, etc.
♦ Mailing, sorting and postage
♦ Stationery, envelopes
♦ Programming, special reports
♦ Insurance, record retention, microfilm/fiche
♦ Proxies, proxy services
♦ ACH fees, NSCC charges
♦ All other out-of-pocket expenses
Fees are billed monthly.

Service Charges to Investors
Qualified Plan Fees (Billed to Investors)
♦  $15.00 /qualified plan acct (Cap at $30.00/SSN)
♦  $15.00 /Coverdell ESA acct (Cap at $30.00/SSN)
♦  $25.00 /transfer to successor trustee
♦  $25.00 /participant distribution (Excluding SWPs)
♦  $25.00 /refund of excess contribution
Additional Shareholder Fees (Billed to Investors)
♦  $15.00 /outgoing wire transfer
♦  $15.00 /overnight delivery
♦  $  5.00 /telephone exchange
♦  $25.00 /return check or ACH
♦  $25.00 /stop payment
♦  $  5.00 /research request per account (Cap at
$25.00/request) (For requested items of the second
calendar year [or previous] to the request)

Technology Charges
1.   Fund Group Setup (first cusip) - $2,000 /fund group
2. Fund Setup - $1,500 /cusip (beyond first cusip)
3.   NSCC Service Interface – All NSCC Services
♦ Setup - $1,500 /fund group
4.   Telecommunications and Voice Services
♦ Service Setup - $1,650 ATT transfer connect
♦ VRU Setup - $500 /fund group
5. Asset Allocation Services - $8.00 /account group/year (4
    reallocations)
6. 12b-1 Aging - $1.50 /account/year
7. Development/Programming - $150 /hour
8. File Transmissions – subject to requirements
9. Selects - $300 per select
10. Extraordinary services – charged as incurred
♦ Conversion of Records (if necessary) – Estimate to be
provided.
♦ Custom processing, re-processing
Extraordinary services – quoted separately
*Subject to CIP increase, Milwaukee MSA.